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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]



                           __________________, 1999



AEI Resources, Inc.
AEI Holding Company, Inc.
1500 North Big Run Road
Ashland, Kentucky 41102

        Re:  $200,000,000 Aggregate Principal Amount of 10-1/2%
             Senior Notes due 2005 of AEI Resources, Inc. and
             AEI Holding Company, Inc.
             --------------------------------------------------

Ladies and Gentlemen:

        In connection with the issuance of $200,000,000 aggregate principal amount of 10-1/2% Senior Notes due 2005 (the "Exchange Notes") by AEI Resources,
                                              --------------
Inc., a Delaware corporation, and AEI Holding Company, Inc., a Delaware corporation (together, the "Issuers"), registered under the Securities Act of
                            -------
1933, as amended, on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on ________________, 1999 (File Numbers 333-72327 and
      ----------
333-72355) (as amended, the "Registration Statement"), relating to the offer
                             ----------------------
(the "Exchange Offer") by the Issuers to exchange their outstanding 10-1/2%
      --------------
Senior Notes due 2005 (the "Old Notes") for Exchange Notes, you have requested
                            ---------
our opinion with respect to the matters set forth below. The Old Notes were issued pursuant to an indenture (the "Indenture"), dated as of December 14,
                                      ---------
1998, among the Issuers, the Guarantors party thereto and State Street Bank and Trust Company, as trustee (the "Trustee"). This opinion is being rendered
                                -------
pursuant to Sections 7.02(b) and 11.05 of the Indenture with respect to the authentication and delivery by the Trustee of the Exchange Notes issued on ________________, 1999 pursuant to Section 2.02 of the Indenture. Capitalized terms not defined herein shall have the meanings assigned to them in the Indenture.
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LATHAM & WATKINS
________________, 1999
Page 2


        In our capacity as special counsel to the Issuers, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        We have examined (i) the Indenture, (ii) the form of the Exchange Notes set forth as an Exhibit to the Indenture, (iii) the Registration Statement, (iv) the final prospectus, dated ________________, 1999, relating to the Exchange Offer, (v) an authentication order, dated ________________, 1999, from the Issuers to the Trustee with respect to the delivery of the exchange Notes and ordering the Trustee to authenticate them up to $200,000,000 aggregate principal amount (the "Authentication Order"), (vi) the officers' Certificate, dated
             --------------------
__________________, 1999, delivered to the Trustee by the Issuers pursuant to Sections 7.02(b) and 11.05 of the Indenture (the "Officers' Certificate") and
                                                  ---------------------
(vii) certain resolutions of the Boards of Directors of the Issuers.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1. Upon (a) the delivery to the Trustee of the Authentication Order and the Officers' Certificate and (b) the due tender and delivery to the Trustee of the Old Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes and the acceptance of such Old Notes by the Company for exchange in the Exchange Offer, all of the conditions set forth in the Indenture with respect to the authentication and delivery by the Trustee of the Exchange Notes in the amount set forth in the Authentication Order (such amount not to exceed $200,000,000 aggregate principal amount) will have been complied with.

        2. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.
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LATHAM & WATKINS
________________, 1999
Page 2


        This opinion is furnished to you solely for your benefit in connection with the issuance of the Exchange Notes. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,